Exhibit 4.1
                (As amended through January 1, 1995)

                DYNCORP EMPLOYEE STOCK OWNERSHIP PLAN


ARTICLE I:  GENERAL

     1.1 Nature of Plan. The purpose of the DynCorp Employee Stock Ownership Plan, as adopted effective as of January l, 1988, is to provide Employees of the Company and of Participating Units with the opportunity to obtain beneficial interests in the stock of the Company as set forth herein and in the Trust adopted as a part of this Plan. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the business of DynCorp shall, upon such succession and without any appointment or other action of the Trustee, Committee, or DynCorp be and become the successor employer hereunder.

     The Plan and Trust are intended to qualify as a stock bonus plan and trust which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and as an employee stock ownership plan, as defined by Section 4975(e)(7) of the Code and
Section 407(d)(6) of the Act, designed to invest primarily in shares of stock of the Company which meet the requirements for "employer securities" under Section 409(l) of the Code and for "qualifying employer securities" under Section 407(d)(5) of the Act and to incur debt in order to purchase such shares, and all provisions of the Plan and Trust shall be construed accordingly.

     All Trust Fund assets acquired under the Plan as a result of debt incurred to purchase Shares, Company contributions, income and other additions to the Trust Fund shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan.

     1.2 Name of the Plan and Trust. The Plan shall be known as the "DynCorp Employee Stock Ownership Plan", and the Trust established in connection with this Plan shall be known as the "DynCorp Employee Stock Ownership Trust".

     1.3 Effective Date. The effective date of this Plan is January l, 1988.

     1.4 Defined Terms. All capitalized terms used in this Plan shall have the meanings set forth in Article II, unless the context clearly indicates otherwise or such terms are not defined in Article II.


ARTICLE II:  DEFINITIONS


     2.1 "Account" means the account (including any subaccounts established from time to time under each such account) maintained to record the interest of a Participant in the Trust Fund.

     2.2 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

     2.3 "Affiliate" means the Company and any entity affiliated with the Company within the meaning of Sections 414(b), (c) or
(m) of the Code, or under Regulations, if any, prescribed under
Section 414(o) of the Code, except that for purposes of applying the provisions of Article XI and Sections 17.5(a) and 17.6 with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

     2.4  "Anniversary Date" means the last day of each Plan
Year.

     2.5  "Authorized Leave of Absence" means:

          (a) a leave of absence authorized in writing by the Affiliate under the Affiliate's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such leaves of absence, and provided further that the Employee returns within the period specified in the leave of absence;

          (b) an absence which shall entitle the Employee to be reemployed by the Affiliate pursuant to the provisions of the Military Selective Service Act of 1967, or any predecessor thereof or successor thereto, provided that the Employee shall return to the service of the Affiliate during the period within which his employment rights are so guaranteed; and

          (c) for a Participant who has at least one Year of Service prior to transfer from employment with an Affiliate to employment with a corporation, partnership, or joint venture which is not an Affiliate but as to which entity the Company or an Affiliate, or a combination thereof, owns at least fifty percent of the voting stock or has at least fifty percent of the voting control, such Participant's period of employment with such entity.

     2.6 "Beneficiary" means the beneficiary or beneficiaries designated by a Participant pursuant to Article X to receive the amount, if any, payable under the Plan upon the death of such Participant, or, where there has been no such designation or an invalid designation, the individual or individuals to whom such amount is payable under the terms of this Plan.

     2.7 "Board of Directors" means the Board of Directors of the Company or authorized committee thereof.

     2.8 "Break in Service" means the period of time commencing on the date of a Termination of Service and ending on the Employee's new Entry Date upon reemployment with the Company, an Affiliate or any Participating Unit. Solely for purposes of determining whether a Break in Service of 12 months has occurred, an individual shall be credited with the Service which such individual would have completed but for one of the following causes:
          (i) leaves of absence duly granted by the Company or an Affiliate continuing for a period of not more than two years, with all Employees under similar circumstances being treated alike;
          (ii) layoff for a lack of work or other cause continuing for a period of not more than one year; and
          (iii) a maternity or paternity absence, as determined by the Committee in accordance with the Code and Regulations; provided, however, that the Service so credited shall not exceed the Service necessary to prevent a Break in Service of 12 months, and that the individual shall timely provide the Committee with such information as it shall require. Service credited for a maternity or paternity absence shall be credited in the twelve month period which commences on the date the maternity or paternity absence begins if necessary to prevent a Break in Service of 12 months during the 12 month period which commences on the first anniversary of such absence. For purposes of this Section 2.8, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

     2.9 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     2.10 "Committee" means the committee provided for in Article
XIII.

     2.11 "Company" means DynCorp, a Delaware corporation, and any successor to such corporation.

     2.12 "Compensation" means, unless otherwise indicated, base salary or wages plus overtime and bonuses received by an Employee during the Plan Year from a Participating Unit for services performed for a Participating Unit, including any amount that is deferred or reduced pursuant to a salary reduction agreement in respect of which any Participating Unit makes contributions to a qualified profit sharing or stock bonus plan which includes a "qualified cash or deferred arrangement" (within the meaning of Section 401(k) of the Code) or to a "cafeteria plan" (within the meaning of Section 125 of the Code); provided, however, that Compensation in excess of $200,000 (as automatically adjusted, when applicable, to the extent permitted by the Code and Regulations) shall not be taken into account.

     2.13 "Disability" means that in the event the Committee determines that a participant is totally and permanently disabled, he will become 100% vested in his Account. For purposes of this Section 2.13, a Participant shall be considered totally and permanently disabled if by reason of bodily injuries or sickness occurring before he terminates employment with a Participating Unit he is unable to perform the duties of his occupation and he satisfies either (a) or (b) below:

          (a) He is eligible for and receiving disability benefits under the Federal Social Security Act; or if he does not have the quarters of coverage required to qualify for Social Security disability benefits, he is sufficiently disabled so that he would qualify for Social Security disability benefits if he had the quarters of coverage required to qualify for Social Security disability benefits;

          (b) He is eligible for and receiving disability benefits under a Participating Unit's long-term disability plan or if he is not covered by a Participating Unit's long-term disability plan, he is sufficiently disabled so that he would qualify for disability benefits under a Participating Unit's long-term disability plan if he were covered by a Participating Unit's long-term disability plan.

     All determinations of permanent and total disability hereunder shall be made by the Committee in a uniform and nondiscriminatory manner based on appropriate medical advice and examination.

     2.14 "Effective Date" means January l, 1988.

     2.15 "Employee" or "Eligible Employee" means a person who is an employee of a Participating Unit, excluding any such employee who is a non-resident alien or who is included in a unit of employees covered by a negotiated collective bargaining agreement unless such agreement provides for his participation in the Plan. A director of the Company is not eligible for participation unless he is also an Employee.

     2.16 "Entry Date" means the date of hire of an Employee.

     2.17 "Exempt Loan" means any loan to the Plan or Trust not prohibited by Section 4975(c) of the Code and Section 406 of the Act because the loan meets the requirements set forth in Section 4975(d)(3) of the Code and Section 408(b)(3) of the Act, and the Regulations promulgated thereunder, the proceeds of which loan are used to finance the acquisition of Shares or refinance or repay such a loan.

     2.18 "Forfeiture" means the portion of a Participant's
Account which is forfeited under Article VII.

     2.19 "IRS" means the United States Internal Revenue Service.

     2.20 "Normal Retirement Date" means the date described in
Section 8.1.

     2.21 "Participant" means any Employee who begins to participate in the Plan as provided in Article III, and whose participation is not terminated as provided in such Article.

     2.22 "Participating Unit" means the Company and any subsidiary, division, organization unit or other corporation or entity affiliated or associated with the Company, if the Board of Directors by appropriate action consents to the participation in the Plan of such subsidiary, division, organization unit or other corporation or entity affiliated or associated with the Company; provided that the Board of Directors shall not give such consent with respect to such adopting entity unless, with respect to such entity, Shares held under the Plan then constitute "employer securities" within the meaning of Section 409(l) of the Code and "qualifying employer securities" within the meaning of Section 407(d)(5) of the Act. By its participation in the Plan, a Participating Unit shall be deemed to appoint the Company as its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan or by the Trust Agreement upon the Company and accepts the delegation to the Committee and the Trustee of all the power and authority conferred upon them by the Plan and the Trust Agreement. The authority of the Company, the Committee and the Trustee to act as such agent or in accordance with such delegation shall continue until the Plan is terminated as to the Participating Unit and the relevant Trust Fund assets have been distributed by the Trustee as provided in Article XIV of the Plan.

     2.23 "Pension Plan" means the Pension Plan for Employees of
DynCorp and Associated Companies as in effect on January 1, 1988, as the same may be amended from time to time.

     2.24 "Plan" means the DynCorp Employee Stock Ownership Plan, as the same may be amended from time to time.

     2.25 "Plan Administrator" means the Committee.

     2.26 "Plan Year" means the period beginning on January 1 and ending on December 31.

     2.27 "Regulations" means the applicable regulations issued under the Code, the Act or other applicable law, by the IRS, the Department of Labor or any other governmental authority and any temporary regulations or rules promulgated by such authorities pending the issuance of final regulations.

     2.28 "Retirement Date" means the date of a Participant's
Normal Retirement Date, Deferred Retirement Date, Disability
Retirement Date, or Early Retirement Date as provided in Article
VIII.

     2.29 "Service" means employment on the payroll (whether or not as an Employee) with an Affiliate and any period of an Authorized Leave of Absence within the meaning of Section 2.5(c).

     2.30 "Shares" means the common stock issued by the Company. If the Board of Directors so resolves, or if the Board of Directors has not so resolved and stock described in the first sentence of this Section 2.30 does not satisfy the requirements of both (i) Section 409(l) of the Code for "employer securities" and (ii) Section 407(d)(5) of the Act for "qualifying employer securities", then "Shares" shall also mean any stock satisfying such requirements.

     2.31 "Surviving Spouse" means the survivor of a deceased former Participant to whom such deceased former Participant had been legally married (as determined by the Committee) throughout the one-year period ending on the earlier of (i) the date as of which payments commence under the Plan, or (ii) the date of the Participant's death. For purposes of Article X, if a Participant becomes married within one year of the date as of which payments commence under the Plan and remains married to that spouse for at least a one-year period ending on or before the date of the Participant's death, such Participant and his spouse shall be treated as having been married throughout the one-year period ending on the date as of which payments commence.

     2.32 "Suspense Subfund" means the subfund established under
Section 6.2 as part of the Trust Fund to hold Shares purchased with the proceeds of an Exempt Loan pending the allocation of such Shares to individual Accounts.

     2.33 "Termination of Service" means a termination of employment with an Affiliate as determined by the Committee in accordance with reasonable standards and policies adopted by the Committee; provided, however, that the transfer of an Employee from employment by an Affiliate to employment by another Affiliate or a transfer of the nature described in Section 2.5(c) shall not constitute a Termination of Service; and provided further that a Termination of Service shall occur (i) on the date as of which an Employee quits, is discharged, terminates his employment in connection with his incurring a Disability, retires, dies, or fails to return to employment at the expiration of an Authorized Leave of Absence of more than 12 months duration or (ii) in the case of an absence from employment with an Affiliate for any other reason, on the date which is 12 months after the date on which such absence commenced.

     Notwithstanding the foregoing, an Employee who is absent on account of service in the armed forces of the United States of America shall not incur a Termination of Service in contravention of federal law.

     2.34 "Trust" means the DynCorp Employee Stock Ownership
Trust, created by the Trust Agreement entered into between the Company and the Trustee.

     2.35 "Trust Agreement" means the agreement by and between the Company and the Trustee, as said Agreement may from time to time be amended.

     2.36 "Trustee" means the entity or individual(s) serving as a trustee under the Trust Agreement.

     2.37 "Trust Fund" means all Shares, cash and other securities and all other assets deposited with or acquired by the Trustee in its capacity as such hereunder, together with accumulated income, subject to all liabilities incurred by the Trustee in its capacity as such and less all disbursements made in respect thereof.

     2.38 "Valuation Date" means December 31, or any other date during the Plan Year specified by the Committee, upon or as of which the assets and liabilities of the Trust Fund are valued, as prescribed by Section 5.6.

     2.39 "Vested Interest" means the portion of a Participant's
Account which has become nonforfeitable pursuant to Sections 7.1,
7.3 and 17.4.

     2.40 "Years of Service" means, subject to the requirements of Section 1.410(a)-7(d)(iii) of the IRS Regulations, an Employee's period of Service measured in years from his date of hire or rehire (whichever is applicable) with an Affiliate (or the date such Affiliate became affiliated with the Company, if later than his date of hire or rehire, unless the Board determines otherwise) to the applicable Termination of Service of the Employee. If an Employee's Termination of Service occurs prior to or on an anniversary date, and he is subsequently rehired more than 12 months after such Termination of Service, the Employee shall be recredited as of his rehire date (provided, with respect to nonvested Employees, that such date occurs before he has incurred five consecutive Breaks in Service of 12 months each) with each prior Year of Service and with a partial Year of Service for any other period of Service completed since (i) such anniversary date, (ii) his hire date, (iii) his rehire date or
(iv) the date the Affiliate became affiliated with the Company, whichever is applicable.


ARTICLE III:  PARTICIPATION IN THE PLAN

     3.1  Participation.

          (a)  Any individual shall become eligible to
participate when he becomes an Employee.

          (b) An Employee shall participate in the Plan on the later of (i) the Effective Date, or (ii) his Entry Date.

     3.2 Participation and Adjustments. The Committee shall take any necessary or appropriate action to ensure that each Eligible Employee becomes a Participant under this Article III and, if it is determined that an Eligible Employee has for any reason not been made a Participant in the Plan or an administrative adjustment is required, each such Employee shall retroactively become a Participant or such administrative adjustment shall be made. The Account of an Employee who retroactively becomes a Participant or for whom an administrative adjustment is made shall, upon becoming a Participant or upon such adjustment, consist solely of the aggregate amount of contributions which would have been allocated to his Account had he become a Participant when first eligible.

     3.3 Duration. The participation of a Participant shall end when no further benefits are payable to him or on his account under the Plan. However, subject to Sections 6.1(c) and 6.4, no contributions shall be made for the benefit of, and no contributions, allocations of transfers of assets from another plan or Forfeitures shall be allocated, added or otherwise credited to the Account of, such a Participant in the Plan after the Plan Year in which he has a Termination of Service or otherwise ceases to be an Employee and before the Plan Year, if any, in which he is rehired as an Employee.]


ARTICLE IV:  COMPANY CONTRIBUTIONS

     4.1  Contributions to Trust Fund.

          (a) Subject to Article XI hereof and the provisions of any applicable loan or contribution agreement, the Participating Units shall contribute to the Trust Fund for each Plan Year such sum as the Board of Directors may, in its sole discretion, determine. The Company may contribute all or part of the entire amount due on behalf of each Participating Unit and charge the amount thereof to the Participating Unit responsible therefor.
In any Plan Year, the contribution on behalf of the Participants who are Eligible Employees of a Participating Unit, when expressed as a percentage of the aggregate Compensation of such Participants, may, but need not be, the same as the contribution on behalf of the Participants who are Eligible Employees of another Participating Unit; provided, however, that no such percentage may be applicable in such Plan Years with respect to less than 50 Participants unless the Board of Directors determines that the Code and Regulations permit otherwise. Also subject to the provisions of any applicable loan or contribution agreement, the contribution under this Section 4.1 for any given Plan Year shall be paid to the Trustee on a quarterly basis. Subject to the foregoing provisions of this Section 4.1(a), the contribution (if any) for any Plan Year shall be allocated except as otherwise required by law among Participating Units as follows:
               (1)  First, an amount shall be allocated to
Participating Units to the extent required under a negotiated collective bargaining agreement.
               (2)  Second, the portion (if any) of the
contribution for any Plan Year not allocated under Section 4.1(a)(1) shall be allocated to the Participating Unit known as the Aerospace Operations Field Teams. The amount of such allocation shall be the amount of such portion which does not exceed one and one-half percent of the base salary or wages (excluding overtime and bonuses, but including any amount of such base salary or wages that is deferred or reduced as described in
Section 2.12) paid in such Plan Year by such Participating Units to Participants whose accounts are eligible under the terms of the Plan to be credited with Shares for such Plan Year ("Eligible Participants").
               (3) Third, subject to Section 4.1(a)(4), the portion (if any) of the contribution for any Plan Year not allocated under Section 4.1(a)(1) or Section 4.1(a)(2) shall be allocated to all Participating Units (other than those within the scope of Section 4.1(a)(1)) pro rata based on each Participating Unit's share of Compensation paid in such Plan Year to Eligible Participants.
               (4) If the foregoing allocation process would not result in (i) satisfaction of the pertinent fringe benefit requirements of the Service Contract Act of 1965, or (ii) satisfaction of the minimum benefits safe harbor set forth in Treasury Regulations 1.414(r)-5(g), as to one or more Participating Units, the allocation to each Participating Unit set forth in Section 4.1(a)(3) shall be reduced pro rata to the extent necessary to provide an allocation amount which will satisfy such requirements as to the Participating Unit for which the requirements or safe harbor would otherwise would be unsatisfied and such amount shall be so allocated; provided that this Section 4.1(a)(4) shall not require that the allocation in
Section 4.1(a)(3) be reduced to below zero

          (b)  All or part of the contributions made under
Section 4.1(a) may be applied to repay any outstanding Exempt Loan and interest thereon. The Committee may, subject to any pledge or similar agreement, direct or determine the proportions of such contributions which are applied to repay each such Exempt Loan.

          (c)  All or part of the contributions made under
Section 4.1(a) may be used to purchase Shares allocated to the Account of any Participant or Beneficiary in order to make a distribution under Articles VIII, IX, or X to such Participant or Beneficiary.

          (d) At the sole discretion of the Board of Directors, any part or all of a contribution to the Plan may be in the form of Shares. To the extent that any contribution is made in the form of Shares, such Shares shall be allocated in the same manner as a contribution of cash (other than cash used for the repayment of an Exempt Loan).

     4.2 No Participant Contributions. No Participant shall be allowed to contribute to the Trust Fund.

     4.3 Transfers of Assets from Other Plans. Notwithstanding the provisions of Section 4.1, in the event that assets are transferred to the Plan from another plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and the Committee determines that Section 4980(c)(3) of the Code is applicable to such transfer, the Company shall not be permitted to make contributions to the Trust Fund for any Plan Year with respect to which such transfer is made or for any Plan Year following such transfer until the "allocation requirements" for any such Plan Year are satisfied. For purposes of the preceding sentence the "allocation requirements" for any such Plan Year are satisfied when, subject to the limitations contained in Article XI, the maximum number of Shares which could be released for such Plan Year from the Suspense Subfund in connection with the use of such transferred amounts to repay an Exempt Loan are allocated to the Accounts of Participants who were participants in the plan from which the transfer is made. Except to the extent otherwise required in connection with the application to individual Accounts of the limitations contained in Article XI, the number of Shares allocable to a Participant's Account shall be the number of Shares which bears the same ratio to the total Shares so released for such Plan Year and attributable to the transfer as the "transfer factor" of such Participant bears to the total "transfer factor" of all Participants entitled to an allocation under this Section 4.3 for that Plan Year. For purposes of the preceding sentence, "transfer factor" refers to the product of a Participant's Compensation for the Plan Year preceding the year of transfer and the Participant's years of participation under the plan from which the transfer is made. The Plan Administrator shall make final, to the extent permitted by law, all estimated allocations of assets pursuant to this Section.

     4.4 Company Not Responsible for Adequacy of Trust Fund. Except as and if required by applicable law, neither the Board of Directors, any Affiliate, any Participating Unit, the Committee, any member of the Committee, nor the Trustee shall be responsible for the adequacy of the Trust Fund to meet and discharge Plan liabilities.


ARTICLE V:  TRUST FUND


     5.1 Plan Assets. The Company has entered into the Trust Agreement providing for the establishment of a single Trust to hold the assets of the Plan. All contributions shall be paid over to the Trustee and held pursuant to the provisions of the Plan and the Trust Agreement.

     5.2 Accounts. A Participant's interest in the Trust Fund shall be reflected in his Account. One or more subaccounts may be established under each Participant's Account for such purposes as the Committee deems appropriate. Notwithstanding the foregoing, the Trust Fund shall be treated as a single trust for purposes of investment administration and payment of benefits, and nothing contained herein shall require the physical segregation of assets for any Account.

     5.3 Investment of Trust Fund. The Trust Fund shall be invested exclusively in Shares, except for cash or cash equivalent investments held (i) for the limited purpose of making Plan distributions to Participants and Beneficiaries, (ii) pending the investment of contributions or other cash receipts in Shares, (iii) pending use to repay an Exempt Loan and interest thereon, (iv) for purposes of paying, under the terms described in the Plan or Trust Agreement, fees and expenses incurred with respect to the Plan or Trust and not paid for by the Company or Participating Units or (v) in the form of de minimis cash balances. To the maximum extent permitted by law, neither any Participating Unit, Affiliate, the Committee nor the Trustee shall have any responsibility or duty to time any transaction involving Shares in order to anticipate market conditions or changes in stock value, nor shall any such person have any responsibility or duty to sell Shares held in the Trust Fund (or otherwise to provide investment management for Shares held in the Trust Fund) in order to maximize return or minimize loss.
Company contributions made in cash, and other cash received by the Trustee, may be used to acquire Shares from shareholders of the Company or directly from the Company. Any Shares acquired, or released from the Suspense Subfund, with the proceeds of a transfer of assets to the Plan described in Section 4.3 must remain in the Plan until distributed to Participants in accordance with Article VIII.

     5.4  Exempt Loan.

          (a) The terms of any Exempt Loan shall comply with each of the following requirements:
               (1) The terms shall be as favorable to the Plan as the terms of a comparable loan negotiated at arm's length by independent parties;
               (2) The interest rate shall be no more than a reasonable interest rate considering all relevant factors including the amount and duration of the Exempt Loan, the security and guarantee involved, if any, the credit standing of the Plan and the guarantor of the Exempt Loan, if any, and the interest rate prevailing for comparable loans;
               (3) The Exempt Loan shall be without recourse against the Plan;
               (4)  The Exempt Loan must be for a specific term;
               (5) The Exempt Loan may not be payable at the demand of any person except in the case of default;
               (6) The only assets of the Plan that may be given as collateral on the Exempt Loan are Shares acquired with the proceeds of the same Exempt Loan or Shares used as collateral for a prior Exempt Loan, which prior loan is repaid with the proceeds of the same Exempt Loan;
               (7)  No person entitled to payment under the
Exempt Loan shall have any right to assets of the Plan other than collateral given for that Exempt Loan, contributions made to the Plan (other than contributions of employer securities) to enable it to meet its obligations under that Exempt Loan and earnings attributable to such collateral and such contributions, including dividends on allocated Shares to the extent permitted by the law ("Eligible Earnings");
               (8)  The value of Plan assets transferred in
satisfaction of the Exempt Loan upon an event of default shall not exceed the amount of the default;
               (9) If the lender is a "disqualified person" (as such term is defined in section 4975(e) of the Code), or a "party in interest" (as such term is defined in Section 3(14) of the Act), Plan assets may only be transferred upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;
               (10) Upon payment of any portion of the balance due on the Exempt Loan, the assets pledged as collateral for such portion shall be released from encumbrance in accordance with
Section 6.3; and
               (11) Payments made from the Trust Fund with respect to the Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of amounts contributed to the Plan to pay off an Exempt Loan by the Participating Units, Eligible Earnings (as defined in Subsection (7) above) and transfers under Section
4.3 hereof, less any such payments made in prior Plan Years.
Such contributions and earnings shall be accounted for separately in the books of accounts of the Plan maintained by the Committee or the Trustee until the Exempt Loan is repaid.

          (b) Any Exempt Loan must be primarily for the benefit of Participants and their Beneficiaries.

          (c) Notwithstanding any other provision of the Plan or the Trust, all proceeds of an Exempt Loan shall be used, within a reasonable time after receipt by the Trust, only for any or all of the following purposes:
               (1)  To acquire Shares;
               (2)  To repay the same Exempt Loan; or
               (3)  To repay any previous Exempt Loan.

     5.5 Legal Limitation. The Committee shall not be required to engage in any transaction, including, without limitation, directing the purchase or sale of Shares, which it determines in its sole discretion might tend to subject itself, its members, the Plan, any Participating Unit, or any Participant to liability under federal or state laws.

     5.6  Accounting and Valuation.

          (a) Subject to the requirements of Section 5.6(e), the fair market value of the assets of the Trust Fund shall be determined by the Committee as of each Valuation Date, in accordance with generally accepted valuation methods and practices including, but not limited to, in the case of Shares, the use of one or more independent investment bankers or appraisers.

          (b) The value of a Participant's Account as of any Valuation Date shall equal the sum of:
               (1) The aggregate value (as determined under Section 5.6(a)) of all Shares previously allocated to such Participant's Account as of the Anniversary Date coinciding with or immediately preceding such Valuation Date;
               (2) Subject to Section 5.6(c), the aggregate value (as defined under Section 5.6(a)) of undistributed dividends, if any, received during the Plan Year on Shares allocated to such Participant's Account; and
               (3)  Such Participant's allocable share
(determined in accordance with the rules set forth in Section 6.4 for determining Participants' allocable shares of Shares released from the Suspense Subfund) of the undistributed earnings, if any, on all amounts contributed to the Trust Fund for purposes other than the repayment of an Exempt Loan.

          (c) Dividends payable, if any, with respect to Shares held by the Trust Fund will be, in the discretion of the Board of Directors (or, in the absence of action by the Board of Directors, the Committee) and in conformity with the terms of the Shares on which such dividends are paid, (1) to the extent permitted by law and not inconsistent with any controlling loan documents, used for the purpose of repaying one or more Exempt Loans, (2) distributed from the Trust Fund to Participants or their Beneficiaries not later than 90 days after the close of the Plan Year in which they are paid to the Trust Fund, (3) paid directly to such Participants or their Beneficiaries, (4) retained in the Trust Fund and allocated pursuant to Section 5.6(b), or (5) paid or utilized in a combination of any or all of the foregoing four options.

          (d) The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts in accordance with provisions of the Plan. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of the Plan.

          (e) All valuations of Shares, where such Shares are not readily tradable on an established securities market and where such valuations relate to activities carried on by the Plan, shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and Regulations. To the extent and in the manner required by the Code and Regulations, all independent appraisers, if any, making appraisals pursuant to the foregoing sentence shall be registered with the IRS.

          (f) The determination of fair market value shall consider, to the extent permitted by law (and in conformity, where applicable, with the provisions of this Article V), the same methodology used to value the initial purchase by the Trust and shall, to the extent permitted by law, include enterprise value as a valuation factor to the same extent that enterprise value was taken into account as a valuation factor at the time of such purchase of Shares.

     5.7 Limitations on Trustee. Except where so provided in the Trust Agreement or the Plan, the Trustee may act only as directed by the Committee.


ARTICLE VI:  ALLOCATION OF CONTRIBUTIONS TO THE TRUST FUND

     6.1  Allocation of Contributions.

          (a) The Account maintained for each Participant will be credited as of each Anniversary Date with his allocable share of (1) Shares purchased by the Trust Fund using cash contributed by or on behalf of such Participant's employer (or contributed directly to the Trust Fund) and (2) Shares released from the Suspense Subfund pursuant to Section 6.3 and allocable to the contribution made by or on behalf of such Participant's employer pursuant to Section 6.4. Shares released from the Suspense Subfund in connection with the application of a transfer of assets described in Section 4.3 to repay an Exempt Loan shall be allocated pursuant to Section 4.3. Shares released from the Suspense Subfund in connection with the utilization by the Plan of dividends on Shares to repay an Exempt Loan shall be allocated pursuant to Section 6.4 and Forfeitures shall be allocated pursuant to Section 7.4. A Participant who (i) terminates Service after his or her Early or Normal Retirement Date, (ii) begins receiving distributions in installments pursuant to
Section 8.5, and (iii) returns to Service prior to the completion of such distributions, shall have future allocations credited to a separate subaccount, the distribution of which shall commence following his or her subsequent Termination of Service pursuant to Article VIII.]

          (b) For purposes of Section 6.1(a)(1), Shares purchased by the Trust Fund for a Plan Year shall be considered purchased with cash contributed by or on behalf of a Participating Unit in the same proportion that the cash contributed by or on behalf of such Participating Unit bears to the total contributions made (in each case, for the purpose of enabling the Plan to purchase Shares) by or on behalf of all Participating Units for the Plan Year for such purpose. Except as provided in Section 7.2, Shares purchased using cash contributed by or on behalf of a Participating Unit shall be allocated among Participants employed by such Participating Unit and entitled to an allocation of Shares for such Plan Year in the same proportion that the Compensation for the Plan Year that each such Participant earned while an Eligible Employee of such Participating Unit bears to the total Compensation for the Plan Year that all such Participants earned while Eligible Employees of such Participating Unit.

          (c) A Participant shall be entitled to an allocation for his first Plan Year of participation only if he is either:
(i) a Participant as of the Effective Date, or (ii) a Participant during some portion of the last payroll period for such Plan Year. Except for a Participant's first Plan Year of participation, if a Participant is an Eligible Employee when his employment terminates, the Participant, or his Beneficiary, as the case may be, shall be entitled to an allocation for the Plan Year in which the Participant's employment terminates regardless of whether the Participant was an Eligible Employee on the last day of such Plan Year.

          (d) Allocations of Shares shall be expressed in terms of numbers of whole and fractional interests in Shares.

          (e) For any Plan Year, if a negotiated collective bargaining agreement requires a Participating Unit to make contributions with respect to the hours worked by an Employee included in a bargaining unit covered by such agreement (his "Hours Worked"), then, notwithstanding Sections 6.1(b) and 6.4, and in lieu of the allocations otherwise provided thereunder, (i) any Shares purchased with such contribution shall be allocated to his Account and (ii) the number of Shares released from the Suspense Subfund which shall be allocable to his Account shall be the number of Shares which bears the same ratio to the total Shares released for such Plan Year and allocable to the total contribution made by or on behalf of his Participating Unit on account of hours worked as his Hours Worked for the Plan Year bear to the total hours worked (by all similarly situated Participants) that gave rise to such total contributions.

     6.2 Suspense Subfund. Shares acquired by the Trust Fund through an Exempt Loan shall be added to and maintained in the Suspense Subfund and shall thereafter be released from the Suspense Subfund and allocated to Accounts of Participants as provided in Sections 4.3, 6.3 and 6.4.

     6.3  Release from Suspense Subfund.  Shares acquired by the
Trust Fund with the proceeds of an Exempt Loan shall be released from the Suspense Subfund as the Exempt Loan is repaid, in accordance with the provisions of this Section 6.3.

          (a) For each Plan Year until the Exempt Loan is fully repaid, the number of Shares released from the Suspense Subfund shall equal the number of unreleased Shares immediately before such release for the current Plan Year multiplied by the "Release Fraction". As used herein, the term "Release Fraction" shall mean a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such Exempt Loan for all future years during the term of such Exempt Loan (determined without reference to any possible extensions or renewals thereof). For purposes of computing the denominator of the Release Fraction, if the interest rate on the Exempt Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the Exempt Loan. Notwithstanding the foregoing, in the event such Exempt Loan shall be repaid with the proceeds of a subsequent Exempt Loan (the "Substitute Loan"), such repayment shall not operate to release all such Shares in the Suspense Subfund, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 6.3(a) on the basis of payments of principal and interest on such Substitute Loan.

          (b) If required by any pledge or similar agreement, or if permitted by such pledge or agreement and required by the Board of Directors pursuant to a one-time, irrevocable designation (which shall be made, if at all, upon the making of an Exempt Loan) by the Board of Directors, then, in lieu of applying the provisions of Section 6.3(a) hereof with respect to an Exempt Loan, Shares shall be released from the Suspense Subfund as the principal amount of such Exempt Loan is repaid (without regard to interest payments), provided the following three conditions are satisfied:
               (1) The Exempt Loan shall provide for payments for each year of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;
               (2) The interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and
               (3) If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal, extension or new Exempt Loan period shall not exceed ten years.

          (c) If at any time there is more than one Exempt Loan outstanding, then separate accounts may be established under the Suspense Subfund for each such Exempt Loan. Each Exempt Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Shares from the Suspense Subfund under this Section 6.3 (including for purposes of determining whether Section 6.3(a) or Section 6.3(b) governs the release of Shares from any particular Suspense Subfund) and for purposes of the provisions governing the application of Participating Unit contributions to repay an Exempt Loan under Section 4.1.

          (d) Except as provided in Section 4.3, all Shares released from the Suspense Subfund during any Plan Year shall be allocated among Participants as prescribed by Section 6.4.

     6.4 Allocation of Shares Released from Suspense Subfund. Shares released from the Suspense Subfund for a Plan Year in accordance with Section 6.3 shall be held in the Trust Fund on an unallocated basis until allocated by the Committee as of the Anniversary Date for that Plan Year. A Participant shall be entitled to an allocation for his first Plan Year of participation only if he is either: (i) a Participant as of the Effective Date, or (ii) a Participant during some portion of the last payroll period for such Plan Year. Except for a Participant's first Plan Year of participation, if a Participant is an Eligible Employee when his employment terminates, the Participant, or his Beneficiary, as the case may be, shall be entitled to an allocation for the Plan Year in which the Participant's employment terminates regardless of whether the Participant was an Eligible Employee on the last day of such Plan Year. Except as provided in Section 4.3, the number of Shares allocable to a Participant's Account shall be the number of Shares which bears the same ratio to the total Shares released for such Plan Year and allocable to the contribution made by or on behalf of such Participant's Participating Unit as the Compensation for the Plan Year of such Participant while an Eligible Employee of such Participating Unit bears to the total Compensation for the Plan Year of all Participants while Eligible Employees of such Participating Unit entitled to an allocation under this Section 6.4 for that Plan Year. If Shares are released in connection with the utilization by the Plan of dividends on Shares to repay an Exempt Loan, such Shares shall be allocated for the Plan Year in which they are released (subject, with respect to dividends on allocated Shares, to the requirements, if any, of Section 404(k) of the Code and Section 5.6(b)(2) of the Plan) to each Participant's Account, if he is entitled to an allocation under this Section 6.4, in the ratio that his allocation of Shares bears to the total number of Shares allocated to all Participants, as such Shares have been allocated for such Plan Year pursuant to Section 6.1 but excluding any allocation of Shares attributable to a transfer of assets pursuant to Section 4.3. Subject to the provisions of the foregoing sentence, the total Shares allocable to the contribution of such Participant's Participating Unit shall be the number of Shares which bears the same ratio to the total Shares released from the Suspense Subfund for the Plan Year as the contribution made by or on behalf of such Participant's Participating Unit for the Plan Year bears to the total contributions for the Plan Year made by or on behalf of all Participating Units. All Shares in the Trust Fund, other than Shares held in the Suspense Subfund as of an Anniversary Date, must be allocated to Accounts as of the Anniversary Date.

     6.5  Limitation on Allocations to Certain Participants.
Notwithstanding the foregoing provisions of this Article VI:

          (a)  If more than one-third of the Company's
contributions for a Plan Year which are deductible under Section 404(a)(9) of the Code would be allocated, within the meaning of
Section 415(c)(6)(C) of the Code, in the aggregate, to the Accounts of Participants described in Section 414(q) of the Code, then such allocations to the Accounts of Participants described in Section 414(q) of the Code shall be reduced, pro rata, in an amount sufficient to reduce the amounts actually allocated to the Accounts of such Participants to an amount not in excess of one-third of such deductible contributions with respect to such Plan Year; and

          (b) Any Shares which are prevented from being allocated due to the restriction contained in Section 6.5(a) shall be allocated as of the Anniversary Date pursuant to Sections 6.1 and 6.4 as though those Participants described in
Section 414(q) of the Code did not participate in the Plan.

     6.6 Stock Dividends, Splits, Recapitalizations, Etc. Any Shares received by the Trustee as a result of a stock split, dividend, conversion, or as a result of a reorganization or other recapitalization of the Company shall be allocated as of the day on which the Shares are received by the Trustee in the same manner as the Shares to which they are attributable are then allocated.


ARTICLE VII:  VESTING

     7.1 Vesting Schedule. For all purposes of the Plan, a Participant's Vested Interest shall be the percentage of the amount credited to his Account determined by the Committee from the following vesting schedule on the basis of the number of Years of Service which he has completed as of the date of his Termination of Service.

                                 Vested Interest in
     Years of Service           Participant's Account
     Less than 2 years                   0%
     2 years but less than 3            50%
     3 years but less than 4            75%
     4 years or more                   100%

     Notwithstanding the foregoing, where
government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested in that portion of his Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of highly compensated employees (as defined in Code Section 414(s)) in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such highly compensated employee.

     7.2 Forfeitures; Return to Employment. The unvested portion of a Participant's Account shall be deemed to be a Forfeiture upon the last day of the Plan Year in which the Employee incurs a Break in Service of at least 12 months duration. If the Employee has not had five consecutive Breaks in Service of at least 12 months each when he returns to Service, any amounts forfeited pursuant to the preceding sentence (but with no earnings thereon) shall be reinstated, first from Forfeitures, then, if necessary, from Shares otherwise released from a Suspense Subfund in connection with the repayment of an Exempt Loan, and then, if necessary, from Company contributions, and shall be distributed upon his subsequent Termination of Service in accordance with the applicable Plan provisions (without regard to the prior Termination of Service). In the event of a reinstatement, appropriate adjustments to take into account any prior distributions shall be made in connection with any subsequent determination of a Participant's Vested Interest. If a Participant or former Participant has had five consecutive Breaks in Service of at least 12 months each, there shall be no reinstatement of any amounts forfeited by him pursuant to the vesting schedule under Section 7.1.

     7.3  Full Vesting.  Notwithstanding Section 7.1, a
Participant who is then an Employee of the Company or an Affiliate shall be fully vested in his Account on the earlier of his Normal Retirement Date, his Disability Retirement Date or his death.

     7.4 Treatment of Forfeitures. All Forfeitures occurring pursuant to Section 7.2 shall be used (1) to reinstate the Account of a reemployed Participant in accordance with Section 7.2, (2) to reinstate the Account of a Participant whose Account was understated due to an administrative error, and (3) any remaining Forfeitures shall be allocated as of the last day of a Plan Year to the Account of each Participant who is entitled to an allocation of Shares for such Plan Year in the ratio that his allocation of Shares bears to the total number of Shares allocated to all Participants, as such Shares have been allocated for such Plan Year pursuant to Section 6.1 but excluding any allocation of Shares attributable to a transfer of assets pursuant to Section 4.3. In the event of a Forfeiture of a portion of a Participant's Account, Shares held in such Account that were acquired with the proceeds of an Exempt Loan shall be forfeited only after all other assets held in the Participant's Account have been forfeited.


ARTICLE VIII:  RETIREMENT BENEFITS

     8.1 Normal Retirement Date. Subject to Section 8.2, any Participant who is an Employee of the Company or an Affiliate when he attains his Normal Retirement Date shall have a nonforfeitable right to his Account and may retire on his Normal Retirement Date, which shall be the Participant's attainment of age 65.

     8.2 Deferred Retirement Date. If a Participant remains an Employee after his Normal Retirement Date, he shall participate in the contributions and benefits of the Plan in the same manner as any other Participant. The Deferred Retirement Date of a Participant who remains an Employee after his Normal Retirement Date shall be the first day of any month coincident with or following the date of his Termination of Service.

     8.3 Disability Retirement Date. A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Disability Retirement Date which shall be the date of his Termination of Service on account of his Disability, regardless of his age. The determination of the Committee as to whether a Participant has a Disability and the date of such Disability shall be final, binding and conclusive.

     8.4 Early Retirement Date. A Participant shall be considered, if he so elects, to have retired for the purposes of the Plan on his Early Retirement Date which shall be the date of his Termination of Service, provided that the sum of the Participant's age and Years of Service equals or exceeds 75. If on such date of his Termination of Service such sum is less than 75, then a Participant's Early Retirement Date shall be, if he so elects, the subsequent date (if any) on which such sum equals 75.

     8.5 Method of Distribution. Subject to Article XII and Sections 8.7 and 9.1, distribution of a Participant's Vested Interest shall be made in substantially equal periodic installments not less frequently than annually (in a manner prescribed by the Committee and uniformly applicable to all Participants) over a period equal to the greater of (a) five years, or (b) in the case of a Participant with an Account which has a value in excess of $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code) on the Valuation Date coincident with or immediately preceding the date distributions are scheduled to commence, five years plus one additional year (but not more than five additional years) for each $100,000 (as adjusted pursuant to Section 409(o)(2) of the Code) or fraction thereof by which the value of such Account exceeds $500,000 (as adjusted pursuant to Section 409(o)(2) of the Code); provided, however, that, unless prohibited by the terms of an Exempt Loan, distributions with a value of less than the "Applicable Amount" may be paid at the election of the Participant or his Beneficiary, as applicable, in one single distribution. The "Applicable Amount" shall be the amount, if any, established in a uniform and nondiscriminatory manner by the Committee; provided that the Applicable Amount, once established, may only be changed in conformity with the requirements of Section 411(d)(6) of the Code and the Regulations promulgated thereunder.

     8.6  Distribution of Vested Interest.

          (a) Distribution of a Participant's Vested Interest from his Account will be made entirely in whole Shares, with the value of any fractional interest in Shares paid in cash. To the extent a distribution is to be made in Shares, any cash or other property in a Participant's Account will be used to acquire Shares for distribution. Notwithstanding the foregoing, if applicable corporate charter or bylaw provisions restrict ownership of substantially all outstanding Shares to Employees or to a plan or trust described in Section 401(a) of the Code, then any distribution of a Participant's Vested Interest shall be in cash.

          (b) Distribution to a Participant shall be based upon the value of the Vested Interest in his Account on the Valuation
Date coinciding with or immediately preceding the date of distribution.

     8.7  Commencement of Benefits.

          (a) General Rule For Determining Plan Year in which Benefit Commences. Subject to Sections 8.7(c), 8.7(f), 8.7(h) and 16.6, the payment of any benefit to which a Participant is entitled under the Plan shall commence not later than the earliest of:
               (1) 60 days after the close of the Plan Year in which the Participant has a Termination of Service on or after the Participant's Retirement Date;
               (2) 60 days after the close of the Plan Year in which occurs the latest of (i) the 10th anniversary of the year in which the Participant commenced Plan participation; (ii) the Participant's 65th birthday; or (iii) the Participant's Termination of Service;
               (3) one year after the close of the Plan Year in which the Participant dies; or
               (4) unless subsequent to such Termination of Service the Participant has again become an Employee, the close of the fifth Plan Year following the Plan Year in which the Participant's Termination of Service occurs, provided that distribution of Shares held in a Participant's Account shall not commence by reason of this Section 8.7(a)(4) prior to the close of the Plan Year in which any Exempt Loan used to acquire such Shares is repaid in full.

          (b) Exception to General Rule. Notwithstanding the provisions of Section 8.7(a), distribution to a Participant may commence as soon as practicable after (i) the Participant's Retirement Date, or the date a Participant who is not an Employee attains age 65, if the Participant so elects in writing or (ii) the date of his death if the Beneficiary so elects in writing.
If such an election is made, distribution of such Participant's Vested Interest from his Account shall be made in installments with (i) the number and timing of such installments (but not the amounts thereof) determined pursuant to Section 8.5 and (ii) the amount of each installment determined by dividing the value of the Vested Interest in such Participant's Account as of the Valuation Date coinciding with or next preceding the making of such installment by the number of installments remaining to be paid immediately preceding the making of such installment; provided that the final installment shall in all events consist of the full remaining Vested Interest in such Participant's Account immediately prior to such installment.

          (c)  Deferral of Certain Payments until 65.
Notwithstanding any other provision of this Plan, if a Participant's Vested Interest either (i) has a present value of greater than $3,500 or (ii) is 100 Shares or more, payment of benefits under this Plan to such Participant shall not commence prior to the Participant's attainment of age 65 unless the Participant consents in writing to an earlier commencement of payments..

          (d) Time for Commencement of Benefits within Applicable Plan Year. To the extent consistent with the Code and Regulations, in the case of any payment of benefit which is to commence within a particular Plan Year in accordance with this
Section 8.7, payment shall commence as soon as practicable following (i) the allocation, if any, of Shares released from the Suspense Subfund for the prior Plan Year in accordance with
Article VI and (ii) the receipt by the Committee of data relating to the Compensation of Participants in Participating Units and such other information as the Committee may reasonably require to determine the allocations to Participants' Accounts in accordance with Article VI.

          (e) Accelerated Commencement of Small Benefits. If, as of the time such distribution would first be made to a Participant in accordance with this sentence, (i) such Participant has not again become an Employee, (ii) the value of such Participant's Vested Interest (using the value per share established as of the most recent Valuation Date) is not greater than $3,500, and (iii) such Participant's Vested Interest is smaller than 100 Shares, then distribution of such Vested Interest shall be made in the form of a single distribution of the entire Vested Interest then allocated to such Participant's Account, as soon as practicable following (A) the occurrence of the Participant's death or Retirement Date, or (B) the end of the Plan Year following a Break in Service of at least 12 months duration, as the case may be. If any Shares or other amounts are allocated to his account following such distribution, such Shares or other amounts shall be distributed to the Participant as soon as practicable after such allocation is made and in no event later than the date required for the commencement of benefits to such Participant otherwise prescribed in Section 8.7(a).

          (f) Latest Date for Commencement of Benefits. Except as provided in Section 16.6, in no event may payments commence later than the April l of the calendar year following the calendar year in which such Participant attains age 70 1/2 and shall be paid, in accordance with the Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary.

          (g) Distributions Which Commenced Prior To Death. If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed, the remaining portion of the Participant's benefit shall be distributed at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

          (h) Administrative Delays. If the amount payable cannot be ascertained, or, subject to the provisions of Section 16.6, the Participant cannot be located after reasonable efforts, a payment retroactive to the date determined under the preceding provisions of this Section 8.7 may be made not later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

     8.8  Diversification.

          (a) "Qualified Election Period" means the six Plan Year period beginning with the later of (i) the Plan Year in which the Participant attains age 55; or, (ii) the Plan Year in which the Participant first becomes a Qualified Participant.

          (b) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation under the Plan. Periods of time following a Termination of Service shall not be treated as participation for purposes of this Section 8.8.

          (c) A Qualified Participant may file a written election with the Committee within 90 days after the close of each Plan Year (the "Notice Period") during the first five Plan Years of his Qualified Election Period to have twenty-five percent of the shares of employer securities acquired by or contributed to the Plan and allocated to his Account (less the number of shares previously distributed pursuant to this Section 8.8) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares distributed, such shares shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

          (d) A Qualified Participant may elect during the Notice Period of the sixth and final Plan Year of his Qualified Election Period to have fifty percent of the shares of employer securities acquired by or contributed to the Plan and allocated to his Account (less the number of shares previously distributed pursuant to this Section 8.8) distributed to him in kind in the form of a single payment. If a Qualified Participant makes a timely election to have shares distributed, such shares shall be distributed no later than 90 days after the end of the Notice Period during which such election was made.

          (e)  The diversification requirements of this Section
8.8 for any Plan Year shall be treated as having been satisfied with respect to a Qualified Participant if such Participant fails to file a timely election by the end of the applicable Notice Period.

     8.9 Straight Life Annuity. Notwithstanding any provision of this Plan to the contrary, unless the provisions of Section 8.7(e) are applicable to such Participant, a Participant shall be permitted, in his sole discretion, to elect to receive a straight-life annuity on his life, commencing upon the later of the date his benefits are otherwise due to commence or his Retirement Date.

          (a) Such election must be made in writing prior to the time when benefits to the Participant would otherwise first commence and shall apply to all subsequent distributions from the Participant's Account unless the Participant revokes the election, in writing and at a reasonable time prior to the subsequent distribution date, as to subsequent distributions; provided, however, that such election shall automatically be revoked prospectively, at such time as the Plan Administrator has been advised of the death of the Participant. Such election shall otherwise be irrevocable.

          (b) Upon receipt of such election, the Trustee shall, as the contents of the Participant's Account become otherwise distributable to the Participant according to the Plan, cause Shares then distributable from such Account to be converted into cash at the fair market value thereof and the proceeds, together with any other cash then distributable from the Account, to be used to purchase a nontransferable immediate or deferred payment annuity from an insurance or annuity company selected by the Committee. The annuity contract so purchased shall be delivered to the Participant.


ARTICLE IX:  DEATH BENEFITS


     9.1 Death During a Period of Service. Subject to Section 8.6(a), upon the death of a Participant during a period of Service, all amounts then credited to his Account shall be distributed to the Participant's Beneficiary in accordance with Sections 8.5 and 8.7.

     9.2 Death After Termination of Employment. Upon the death of a Participant after retirement, Disability or Termination of Service, but prior to the distribution of his entire Vested Interest, his Account shall be distributed to the Participant's Beneficiary in accordance with Section 8.5.

     9.3  Other Amounts.  Any amounts credited to a Participant's
Account after his death shall be distributed as soon as administratively practicable or, if later, at the time any amounts previously credited are distributed in accordance with the other provisions of this Article.


ARTICLE X:  DESIGNATION OF BENEFICIARIES

     10.1 Beneficiary Designation. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who, subject to Section 9.1, shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may from time to time revoke or change his beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. Notwithstanding the foregoing, no designation of a Beneficiary other than a Surviving Spouse by a Participant shall be given effect unless such Participant's Surviving Spouse, if any, had consented in writing to such designation and, unless otherwise provided by the Committee in conformity with Section 417(a)(2)(A) of the Code and the Regulations, to all future designations; provided, that (a) spousal consent shall not be required where the spouse cannot be located or on account of such other circumstances, if any, as are set forth in the Regulations, and
(b) spousal consent, if required, must acknowledge the effect of such designation and be witnessed by a Plan representative or notary public. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. All decisions of the Committee concerning the effectiveness of any beneficiary designation, and the identity of any Beneficiary, shall be final. If a Beneficiary shall die prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no alternate Beneficiary has been designated, then for the purposes of the Plan the distribution that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

     10.2 Failure to Designate Beneficiary. Subject to Section 9.1, if no beneficiary designation is in effect at the time of a Participant's death, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Participant's Surviving Spouse, if any, or, if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.


ARTICLE XI:  MAXIMUM AMOUNT OF ALLOCATION

     11.1 Application of Article XI.  The provisions of this
Article XI shall govern notwithstanding any other provisions of the Plan. Notwithstanding any other provision of this Article XI, in no event shall allocations to Participants under the Plan fail to comply with Section 415 of the Code.

     11.2 Maximum Additions to Account. Annual additions to a Participant's Account may not exceed the lesser of (a) $30,000 or
(b) 25 percent of the Participant's compensation (as defined in Section 415(c) of the Code and the Regulations promulgated under
Section 415 of the Code), provided that said $30,000 limitation shall be adjusted annually for increases in cost of living on or after January l, 1988 in accordance with the Regulations. For any Plan Year in which the conditions of Section 415(c)(6)(A) of the Code are satisfied by the Plan, the limitations contained in the preceding sentence shall be adjusted to the maximum amount permitted under such Section of the Code. For this purpose, the term "Annual Additions" shall mean the following amounts which, without regard to this Article XI, would have been credited to the Participant's Account for any Plan Year: (a) Company contributions, which are used to repay principal on one or more Exempt Loans, or to purchase Shares, which are deemed to be allocated to such Participant's Account, (b) Forfeitures of Shares not acquired with the proceeds of an Exempt Loan, which Forfeitures arise under the Plan and are allocable to such Participant in respect of such Plan Year, and (c) such other amounts as may be required to be included under the Code and Regulations. For purposes of this Section 11.2, the portion of the contribution of a Participating Unit which is deemed allocated to a Participant's Account shall be an amount which bears the same ratio to the total contribution made by or on behalf of such Participating Unit for such Plan Year which is used to repay principal on one or more Exempt Loans, or to purchase Shares, as the number of Shares allocated to such Participant's Account on the Anniversary Date of such Plan Year, bears to the total number of Shares allocated to the Accounts of all Participants employed by such Participating Unit on the Anniversary Date of such Plan Year. The term "Annual Additions" shall not include any amounts credited to the Participant's Account (i) resulting from rollover contributions, (ii) due to Participating Unit contributions relating to interest payments on an Exempt Loan, or (iii) attributable to a Forfeiture of Shares acquired with the proceeds of an Exempt Loan.

     11.3 Order of Reduction. After reducing the annual additions to a Participant's account in any other defined contribution plan maintained by a Participating Unit or an Affiliate, if the amounts which would otherwise be allocated to a Participant's Account still must be reduced by reason of the limitations of Section 11.2, such reduction shall be made in the following order of priority, but only to the extent necessary, and such amounts shall be allocated as follows:

          (a) Forfeitures of Shares not acquired with the proceeds of an Exempt Loan arising under the Plan and allocable to such Participant in respect of such Plan Year shall be allocated to the Accounts of other Participants as of the end of the Plan Year for which such reduction is made in the manner provided for under Section 7.4 above; and then

          (b) First, Shares which are attributable to amounts transferred from other plans pursuant to Section 4.3 and, second, Shares which are attributable to Company contributions shall be allocated to a suspense account until a date prior to the end of the first quarter of the succeeding Plan Year as selected by the Committee (the "reallocation date") and then reallocated as of the reallocation date: (i) for Shares attributable to assets transferred from other plans pursuant to Section 4.3, to the Participants who are, as of the reallocation date, eligible for allocation pursuant to Section 4.3, and such reallocation shall be made in accordance with Section 4.3; and (ii) for Shares attributable to Company contributions, to the Participants who are, as of the reallocation date, Employees of the Participating Units described in Section 4.1(a)(3), and such reallocation shall be made in accordance with Section 4.1(a)(3).

     11.4 Additional Account Limitations.

          (a) Subject to paragraph (c) of this Section 11.4, in the event that, in any Plan Year and with respect to any Participant, the sum of the "Defined Contribution Fraction" (as defined in paragraph (b)) and the "Defined Benefit Fraction" (as defined in paragraph (b)) would otherwise exceed 1.0, the benefit payable under the defined benefit plan shall be reduced in accordance with the provisions of that plan, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation is not exceeded, then the annual addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation is not exceeded, then the Annual Addition to the Plan shall be reduced in accordance with the provisions of the Plan, but only to the extent necessary to ensure that such limitation is not exceeded.

          (b) For purposes of paragraph (a) of this Section 11.4, the following terms shall have the following meanings:
               (1) "Defined Contribution Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the sum of Annual Additions, for the Plan Year and all prior Plan Years, as of the close of the Plan Year and (B) the denominator of which is the sum of the lesser of the following amounts, determined for such Plan Year and for each prior Plan Year in which a Participant had an Hour of Service and was a Participant in the Plan (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under Section 415(c)(1)(A) of the Code, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Participant for such year; provided, however, that for years ending prior to January l, 1976, the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction; further provided, that, at the election of the Committee, in determining the Defined Contribution Fraction for Plan Years ending after December 31, 1982, the portion of the denominator for all years ending before January 1, 1983 with respect to each Participant shall be an amount equal to the product of the denominator determined as provided in (B) above (as in effect for the year ending in 1982) for the year ending in 1982, multiplied by a fraction, the numerator of which is the lesser of $51,875, or 25 percent of the Participant's compensation for the year ending in 1981 multiplied by 1.4, and the denominator of which is the lesser of $41,500, or 25 percent of the Participant's compensation for the year ending in 1981.
               (2) "Defined Benefit Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the projected annual benefit (determined as of the close of the Plan Year and in accordance with the Regulations) of the Participant under any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Company or any Affiliate and (B) the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year or (ii) the product of 1.4 multiplied by an amount equal to 100 percent of the Participant's average compensation for his high three years within the meaning of Section 415(b)(3) of the Code for such Plan Year.

          (c) In the case of a Participant with respect to whom the sum of the Defined Contribution Fraction and the Defined Benefit Fraction exceeds 1.0 with respect to the last Plan Year beginning before January l, 1983, an amount, determined in accordance with the Regulations, may be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of such Participant's Defined Contribution Fraction and his Defined Benefit Fraction computed under paragraph (a) of this Section 11.4 does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.


ARTICLE XII:  RIGHTS AND OPTIONS CONCERNING DISTRIBUTED SHARES

     12.1 Right of First Refusal.

          (a) During any period when Shares are not publicly traded, all distributions of such Shares from Accounts to any participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" shall provide that prior to any transfer (as determined by the Committee) of the Shares, the Distributee must first offer to sell such Shares to the Trust, and if the Trust refuses to exercise its right to purchase the Shares, then the Company shall have a "right of first refusal" to purchase such Shares. Neither the Trust nor the Company shall be required to exercise the "right of first refusal".

          (b) The terms and conditions of the "right of first refusal" shall be determined as follows:
               (1) If the Distributee receives a bona fide offer for the purchase of all or any part of his Shares from a third party, the Distributee shall forthwith deliver (by registered mail, return receipt requested) a copy in writing of any such offer to the Committee and the Trustee. The Trustee (as directed by the Committee) or the Company, as the case may be, shall then have 14 days after receipt by the Committee of the written offer to exercise the right to purchase all or any portion of the Shares. Subject to Section 12.1(b)(2), the purchase price to be paid by the Trust or the Company for the Shares shall be the purchase price stated in the bona fide offer received by the Distributee; and
               (2) The selling price and other terms under the "right of first refusal" must not be less favorable to the Distributee than the greater of the value of the security determined pursuant to the Regulations or the purchase price and other terms offered by a buyer other than the Company or the Trust, making a good faith offer to purchase the security from the Distributee.

     12.2 Put Option. If at the time of distribution, Shares distributed from the Trust Fund are not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Regulations, such Shares shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Shares distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the Shares put to it by the Qualified Holder, the Company shall purchase those Shares that the Trust declines to purchase. The put option shall be subject to the following conditions:

          (a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of such Shares, any other party to whom the Shares are transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Shares is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

          (b) During the "put option period", as hereafter defined, with respect to any distribution of such Shares, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Shares held by the Qualified Holder. Such "put option period" shall commence on the date of the distribution of such Shares and shall end on the 60th day following the later of (i) the date of such distribution or
(ii) the date on which the Committee shall, pursuant to Section 5.6(a), have determined the fair market value of such Shares as of the Valuation Date coinciding with or next preceding the distribution thereof. The purchase price to be paid for any such Shares shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 12.2(b) or, (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

          (c) If a Qualified Holder shall fail to exercise his put option right under Section 12.2(b), the option right shall temporarily lapse upon the expiration of the "put option period". As soon as practicable following the last day of the Plan Year in which the "put option period" expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Shares as of that date. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Shares. The purchase price to be paid therefor shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section 12.2(c) or (2) in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, as of the date of the transaction.

          (d) The foregoing put options under Section 12.2(b) and (c) shall not obligate the Plan or Trust in any manner if the Trust declines to purchase all or any part of the Shares so offered, and, in such event, shall be effective solely against the Company.

          (e) The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or state laws.

          (f) Except as otherwise required or permitted by the Code, the put options under Section 12.2 shall satisfy the requirements of Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

     12.3 Exercise of Put Option. A Qualified Holder must exercise his put option in writing on a form supplied by the Committee. Unless otherwise determined by the Committee, if a Qualified Holder exercises his put option under Section 12.2, payment for the Shares repurchased shall be made, (a) in the case of a total distribution of a Participant's Account within a single taxable year as described in Section 409(h)(5) of the Code, (i) if the Vested Interest of the Participant has a value of $3,500 or less, in one installment not later than 30 days after exercise, or (ii) or if the Vested Interest of the Participant has a value of more than $3,500, in accordance with uniform rules established by the Committee, in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding five years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, (b) in the case of other distributions, not later than 30 days after such exercise. For purposes of this Section 12.3, the interest rate shall be determined by reference to the prevailing Prime Rate as listed in the Wall Street Journal unless the Code requires a higher rate.

     12.4 Other Rights. Except as provided in Sections 12.1, 12.2, 12.3 or 8.6(a), no Shares acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by or distributed from the Plan. Rights and protection set forth in this Article XII shall be non-terminable to the extent, if any, provided in
Section 15.1(d).

     12.5 Actions To Carry Out the Rights and Options. The Company shall take any and all actions as it may deem necessary or desirable to effectuate and carry out the "right of first refusal" and the put option provided under this Article XII, including, but not limited to, the placing of appropriate legends on the certificates representing the Shares and the issuance of appropriate stop transfer instructions to the transfer agent for Shares.

     12.6 Stock Transfer Taxes. Subject to applicable law, the stock transfer or similar taxes, if any, arising in connection with the purchase of Shares pursuant to this Article XII shall be the obligation of the purchaser of such Shares.

ARTICLE XIII:  ADMINISTRATION OF THE PLAN

     13.1 Powers and Duties of the Committee. The Committee shall have general responsibility for the administration and interpretation of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). Such interpretations (including, without limitation, interpretations relating to the determination of eligibility under the Plan and the disposition of claims for benefits under the Plan) and other actions of the Committee shall be afforded the maximum deference allowed by law. The Committee shall engage such certified public accountants and other advisers and service providers, who may be accountants, advisers or service providers for the Company, as it shall require or may deem advisable for purposes of the Plan.

     To the extent that the Trust Fund is invested in assets other than Shares, the Committee shall have the power to appoint or remove one or more investment advisers and to delegate to such adviser authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that
(i) each adviser with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Committee shall periodically review the investment performance and methods of each adviser with such authority and discretion.

     13.2 Powers and Duties of Trustee. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan and shall have discretionary responsibility for the investment and management of such assets; provided, however, that the Trustee shall invest all assets in Shares except as is otherwise required under an Exempt Loan agreement or the terms of the Trust.

     13.3 Named Fiduciary. The Committee shall be the named fiduciary for purposes of the Act, except that (i) the Trustee shall be the named fiduciary with respect to the exercise of powers set forth in Section 13.2 of this Plan and Sections 4.2,
4.5 and 5.6 of the Trust, and (ii) each Participant shall be the named fiduciary with respect to the exercise of voting and tender or exchange offer rights for Shares held as part of the Trust Fund to the extent such Participant is entitled to exercise such rights pursuant to Article XI of the Trust Agreement and Section 16.20.

     13.4 Agents; Report of Committee to Board. The Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such counsel and the accountants engaged by the Committee and may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, as frequently as shall be specified by the Board of Directors or such committee, with regard to the matters for which it is responsible under the Plan.

     13.5 Structure of Committee. The Committee shall consist of three or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause by, the Board of Directors. A majority of the members of the Committee shall be Employees (who may also be members of the Board of Directors). Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. In the event that the Committee is unable to act in any matter by reason of the foregoing restriction, the Board of Directors shall act on such matter. The members of the Committee who are active employees of a Participating Unit shall not receive any special compensation for serving in their capacities as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

     13.6 Adoption of Procedures of Committees. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or without a meeting, by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail, teletransmission or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

     13.7 Demands for Money. All demands for money from the Plan shall be signed by a member of the Committee or such other person or persons as the Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Committee and shall generally perform such other duties as may be assigned to him from time to time by the Committee.

     13.8 Claims for Benefits. All claims for benefits under the Plan shall be submitted in writing to, and within a reasonable period of time decided by a majority of, the Committee. Written notice of the decision on each such claim shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within a reasonable period of time, as specified by the Committee in writing from time to time, after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested parties as to participation and benefit eligibility, the Employee's amount of Compensation and as to any other matter of fact or interpretation relating to the Plan.

     13.9 Hold Harmless. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     13.10     Service of Process.  The General Counsel of the
Company or such other person as may from time to time be designated by the Board of Directors shall be the agent for service of process under the Plan.

     13.11 Purchase of Shares; Valuation. The Committee shall be the named fiduciary of the Plan with responsibility for directing the Trustee as to whether and under what terms it shall enter into an Exempt Loan or shall purchase or otherwise acquire, or sell or otherwise dispose of, Shares. In the event that there is no generally recognized market for Shares, the Committee shall be the named fiduciary with responsibility for determining the fair market value of the Shares, provided, that any such determination shall be in accordance with applicable Regulations, if any, and the Committee shall, in making such determination, retain an independent appraiser to make such valuation on behalf of the Committee in accordance with Section 5.6(e). In no event may the Plan obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.


ARTICLE XIV:  WITHDRAWAL OF PARTICIPATING UNIT

     14.1 Withdrawal of Participating Unit. Any Participating Unit (other than the Company) may, with the consent of the Board of Directors, withdraw from participation in the Plan by giving the Committee and the Trustee prior written notice in a resolution by its board of directors specifying a withdrawal date which shall be the last day of a month at least 30 days (or such other time as the Committee may permit) subsequent to the date such notice is received by the Committee or the Trustee, whichever receives such notice the latest. The Committee (a) may require any Participating Unit to withdraw from the Plan, as of any withdrawal date specified by the Committee, for the failure of the Participating Unit to make proper Contributions or to comply with any other provision of the Plan, and (b) shall require a Participating Unit's withdrawal (i) upon complete and final discontinuance of the contributions or (ii) unless the Committee determines otherwise, at such time (if any) as the Participating Unit ceases to be an Affiliate. In the event of any such withdrawal, the Committee may promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Committee may deem desirable.

     14.2 Distribution after Withdrawal. Upon withdrawal from the Plan by any Participating Unit, no further contributions shall be made under the Plan by or on behalf of any Participating Unit, and, unless otherwise directed by the Committee, no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Participating Unit except as provided under the regular distribution provisions of the Plan. To the maximum extent permitted by the Act, any rights of Participants no longer employed by such Participating Unit and of former Participants and their Beneficiaries under the Plan shall be unaffected by such withdrawal, and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Article XIV shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Unit's participation in the Plan and any Participant then employed by such Participating Unit.

     All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by the Act, the withdrawal from the Plan by any Participating Unit shall not in any way affect any other
Participating Unit's participation in the Plan.

     14.3 Transfer to Successor Plan. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless (a) the Committee authorizes such transfer and (b) each Participant would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to the Participants as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Committee may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

     14.4 Transfer of Shares in a Suspense Subfund.
Notwithstanding any provision of this Article XIV to the contrary, any Shares allocated to a Suspense Subfund shall not be transferred to a successor employee benefit plan except as is required or permitted by the Committee in accordance With the terms of an Exempt Loan and the Regulations.


ARTICLE XV:  AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

     15.1 Right to Amend, Suspend or Terminate Plan.

          (a) Subject to the provisions of paragraph (c) and any applicable contribution or loan agreement, the Board of Directors reserves the right at any time to amend, suspend or terminate the Plan, any contributions thereunder, the Trust or any contract issued by an insurance carrier forming a part of the Plan, in whole or in part and for any reason and without the consent of any Participating Unit, Participant, Beneficiary, Surviving Spouse or other eligible survivor. Each Participating Unit by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

          (b) The Committee may adopt any amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 501(a) and 4975(e)(7) of the Code, Section 407(d)(6) of the Act or any other applicable section of law and the Regulations issued thereunder, provided said amendment does not have any material effect on the currently estimated cost to the Company of maintaining the Plan. Each Participating Unit by its adoption of the Plan shall be deemed to have delegated this authority to the Committee.

          (c) No amendment or modification shall be made which would retroactively (i) reduce in contravention of Section 411(d)(6) of the Code any accrued benefits or (ii) make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Section 16.19) to be used for, or diverted to, any purposes other than for the exclusive benefit of Participants and their Beneficiaries and Surviving Spouses and other eligible survivors under the Plan prior to the satisfaction of all liabilities with respect thereto.

          (d)  To the extent, if any, required under Section
54.4975-11(a)(3)(ii) of the Treasury Regulations, the rights and protections provided under Sections 12.2 and 12.4 shall be non-terminable.

          (e) Except as otherwise required to meet the requirements of the Act, the Code, or the Regulations, to the extent that the contribution provisions of Article IV or the allocation provisions of Article VI affect any contribution on behalf of or any allocation to an Employee who is an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, no such contribution provision or allocation provision may be amended within six months after the date of any previous amendment of such provision having such effect.

     15.2 Retroactivity.  Subject to the provisions of Section
15.1 (except Section 15.l(c)(i)), any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan, the Trust and any contract with an insurance company which may form a part of the Plan as a plan and trust meeting the requirements of Sections 401(a), 501(a) and 4975(e)(7) of the Code, Section 407(d)(6) of the Act or any other applicable section of law and the Regulations issued thereunder.

     15.3 Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Committee, whichever adopts the amendment, to the other and to the Trustee and all Participating Units.

     15.4 No Further Contributions. Upon termination of the Plan or a complete discontinuance of contributions, no Participating Unit shall make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participant except as provided in this Article XV. To the maximum extent permitted by the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the administration, distribution, transfer or other disposition of the assets of the Plan in accordance with this
Section 15.4 shall remain in force.

     After (i) appropriate adjustment of the Accounts of Participants who are employed as of the date of such termination or complete discontinuance of contributions in the manner described in Section 7.4 for any Forfeitures arising under the Plan prior to such date and (ii) adjustment for profits and losses of the Trust Fund to such date in the manner described in
Section 5.6, the interest of each Participant who is employed as of such date in the amount, if any, credited to his Account shall be nonforfeitable as of such date; provided that the Board of Directors may by appropriate resolution provide that amounts credited to the Accounts of other Participants shall be nonforfeitable as of such date.

     Upon or after the termination of the Plan, the Board of Directors may maintain the Trust as an existing trust or may terminate the Trust and upon such termination the Trustee may pay in a single sum to each Participant the full amount credited to his individual Account and the unallocated Shares in the Suspense Subfund attributable to an Exempt Loan from the Company to the Trust shall, to the extent permitted by the Code and Regulations, be returned to the Company in full satisfaction of any outstanding Exempt Loan from the Company to the Trust. Without limiting the foregoing, any such distributions may be made in cash, Shares, other property, or any combination, as the Committee in its sole discretion may direct.

     All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

     15.5 Partial Termination. In the event that a "partial termination" (within the meaning of Section 411(d)(3) of the Code) of the Plan has occurred then (i) the interest of each affected Participant in his Account as to whom such termination occurred shall thereupon be nonforfeitable, but shall otherwise be payable as though such termination had not occurred and (ii) the provisions of Sections 15.2, 15.3, 15.4 and 14.2 which in the opinion of the Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply; provided, however, that the Board of Directors, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Accounts of such Participants as to whom such partial termination occurred be segregated by the Trustee as a separate plan and applied for the benefit of such Participants in the manner described in Section
15.4 above.


ARTICLE XVI:  GENERAL LIMITATIONS AND PROVISIONS

     16.1 All Risk on Participants and Beneficiaries.
Participants and Beneficiaries shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' Accounts. Neither any Participating
Unit nor the Committee nor the Trustee shall be liable or responsible for any decrease in the value of the assets of the Trust and the Participants' Accounts.

     16.2 Trust Fund is Sole Source of Benefits. The Trust Fund shall be the sole source of benefits under the Plan, and, except as otherwise required by the Act, the Company and the Committee assume no liability or responsibility for payment of such benefits, and each Participant, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefor against the Company, the Committee or any member thereof, or any employee or director of the Company.

     16.3 No Right to Continued Employment. Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such employer to dismiss any employee. The adoption and maintenance of the Plan shall not constitute a contract between the Company and any employee or consideration for, or an inducement to or condition of, the employment of any employee.

     16.4 Payment on Behalf of Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

     16.5 Non-Alienation. Except insofar as applicable law may otherwise require or pursuant to a Qualified Domestic Relations Order, no economic interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan and the Trust shall be subject in any manner to any claims of any creditor of any Participant or Beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section 16.5, such action shall be null and void and of no effect, and the Trustee shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

     For purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

     16.6 Missing Payee. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Company, and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Participating Unit that had employed the Participant, and upon such cancellation, the Plan and Trust shall have no further liability therefor, except that, subject to applicable law, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amounts so applied shall be paid to him as provided herein.

     16.7 Required Information. Each Participant shall file with the Committee such pertinent information concerning himself, his spouse and his Beneficiary, or other person as the Committee may specify, and no Participant, or Beneficiary, or other person shall have any rights.or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.

     16.8 Subject to Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee, providing for the administration of the Trust Fund.

     16.9 Subject to Insurance Contract. If the payment of any benefit under the Plan is provided for by a contract with an insurance company, the payment of such benefit shall also be subject to all the provisions of such contract.

     16.10 Communications to Committee. All elections, designations, requests, notices, instructions, and other communications from a Participating Unit, a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

     16.11 Communications from Participating Unit or Committee. All notices, statements, reports and other communications from a Participating Unit or the Committee to any employee, Participant, Surviving Spouse, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such Employee, Participant, Surviving Spouse, Beneficiary or other person at his address last appearing on the records of the Committee, or when posted by the Participating Unit or the Committee as permitted by law.

     16.12 Transfers and Rollovers. Neither the Plan nor the Trust shall accept funds transferred, directly or indirectly from any individual retirement account, an individual retirement annuity or a retirement bond as described in Sections 408 and 409 of the Code.

     16.13 Gender. Whenever used in the Plan, the masculine gender includes the feminine.

     16.14 Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     16.15 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and, to the extent state law is found to be applicable, the laws of the State of Virginia.

     16.16 Mistake of Fact. Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution shall upon the direction of the Committee, which shall be given in conformity with the provisions of the Act, be returned to the Company or the parties who made it, as directed by the Company, without liability to any person (including, but not limited to, Participants and Beneficiaries); provided, however, that this Section shall not apply (i) with respect to any contribution made to enable the Plan to repay principal or interest on any Exempt Loan made in connection with the adoption of the Plan (unless such mistake of fact relates to a misapplication of one or more controlling agreements pertinent to one or more Exempt Loans) or (ii) where the return of a contribution or contributions would jeopardize the availability, with respect to any loan, of the interest exclusion provided for under Section 133 of the Code.

     16.17 Qualification of Plan. Notwithstanding any other provisions herein contained, this Plan is entered into on the condition that (a) the Plan, and the Trust Agreement established hereunder shall be approved by the IRS as a qualified and exempt plan and trust under the provisions of the Code and Regulations, so that contributions to the Trust may be deducted for Federal income tax purposes, within the limits of such Code and Regulations, and be non-taxable to Participants and Beneficiaries when contributed and (b) the Plan shall be approved by the IRS as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the IRS), contributions made after the execution of the Trust Agreement and prior to such denial and all assets in the Trust Fund shall be returned to the Company or the party who made it, as directed by the Company, without any liability to any person, within one year after the date of denial of such approval. All remaining assets in the Trust shall be returned to the Company.

     16.18 Deductibility of Contributions. Notwithstanding any other provisions herein contained, all contributions are hereby expressly conditioned upon their deductibility under
Section 404 of the Code and Regulations, as amended from time to time, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall upon direction of the Committee, which shall be given in conformity with the provisions of the Act, be returned, without liability to any person, within one year after such disallowance; provided, however, that this Section shall not apply (i) with respect to any contribution made to enable the Plan to repay principal or interest on any Exempt Loan made in connection with the adoption of the Plan or (ii) where the return of a contribution or contributions would jeopardize the availability, with respect to any loan, of the interest exclusion provided for under Section 133 of the Code.

     16.19 Fees and Expenses. The expenses of administering the Plan including (i) the fees of the Trustee for the performance of its duties under the Trust, (ii) the expenses incurred by any employee or member of the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the
Plan), and (iii) all other proper charges and disbursements of any employee or member of the Committee (including settlements of claims or legal actions brought against any party, including the Trustee, approved by the Company and the Committee, after consulting with counsel to the Plan), are to be paid proportionately by the Participating Units to the extent not paid by the Company. In estimating costs under the Plan, administrative costs may be anticipated. Any expenses and disbursements of the Trustee (including the fees of its legal counsel, certified public accountants and agents) shall be paid by the Trustee unless paid by the Company.

     16.20 Voting and Tender or Exchange Rights. Except as otherwise required by the Act, the Code and Regulations, all voting rights of Shares held by the Trust Fund shall be exercised by the Trustee only as directed by the Committee, the Participants or their Beneficiaries in accordance with the following provisions of this Section 16.20:

          (a) (1) If any Participating Unit has a registration type class of securities (as defined in Section 409(e)(4) of the Code), then, with respect to all corporate matters submitted to shareholders, all Shares allocated and credited to the Accounts of Participants shall be voted only in accordance with the directions of such Participants as given to the Committee and communicated in turn by the Committee to the Trustee, or as given directly by such Participants to the Trustee. Each Participant shall be entitled to direct the voting only of the Shares (including fractional interests in Shares) allocated and credited to his Account.
               (2) If no Participating Unit has a registration type class of securities (as defined in Section 409(e)(4) of the Code), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization (including increases or decreases in the number of authorized shares of one or more classes of capital stock, the creation of one or more new classes of capital stock or the elimination of one or more former classes of capital stock), reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that Regulations require, all Shares allocated and credited to the Accounts of Participants shall be voted in accordance with the directions of such Participants as given to the Committee and communicated in turn by the Committee to the Trustee, or as given directly by such Participants to the Trustee. Each Participant shall be entitled to direct the voting only of the Shares (including fractional interests in Shares) allocated to his Account.
               (3) A Participant who gives directions for voting pursuant to this Section 16.20 shall be deemed to be acting as a "named fiduciary", as such term is defined in Section 402(a)(1) of the Act.

          (b) If Participants are entitled under Section 16.20(a) to direct the vote with respect to allocated Shares, then, at least 30 days before each annual or special shareholders meeting of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the Committee, through the Trustee, shall furnish to each Participant at his last known address a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the Shares allocated to such Participant's Account (including fractional Shares to 1/1000th of a Share) are to be voted. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional Shares to give effect to the greatest extent possible to Participants' instructions) shall vote the Shares as instructed. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including officers or Employees of any Participating Unit, or of any other Company.

          (c) The Trustees shall vote the Shares for which no instructions are received, including unallocated shares if any, in the same proportion as the shares for which instruictions have been received.

          (d) The Trustee shall notify each Participant of each tender or exchange offer for the Shares and utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner all information distributed to shareholders of the Company in connection with any such tender or exchange offer. Each Participant shall have the right from time to time with respect to the Shares allocated to his Account (including fractional Shares to 1/1000th of a Share) to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all Shares or any portion thereof. A Participant's instructions shall remain in force until superseded in writing by the Participant. The Trustee shall tender or exchange whole Shares only as and to the extent so instructed and shall aggregate Participants' responses with respect to fractional Shares and tender or exchange fractional Shares in a manner designed to comply with the aggregate responses of all Participants with respect to such fractional Shares. If the Trustee shall not receive instructions from a Participant regarding any tender or exchange offer for Shares, the Trustee shall have no discretion in such matter and shall not tender or exchange any such Shares in response thereto. Unless and until Shares are tendered or exchanged, the individual instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or Employees of any Participating Unit, or of any other company; provided, however, that the Trustee shall advise the Company, at any time upon request, of the total number of Shares not subject to instructions to tender or exchange.

          (e) Except as may otherwise be required by ERISA, neither the Committee nor the Trustee shall have the discretion or power to sell, convey or transfer any unallocated Shares held in the Trust Fund in response to a tender or exchange offer unless a court of competent jurisdiction determines that the Trustee is authorized to sell, convey or transfer any unallocated Shares held in the Trust in response to any tender or exchange offer. In exercising any discretion or power, the Committee shall consider, to the extent permitted by applicable law, including the Regulations, not only the potential increase in value, if any, in the Accounts of the Participants as a result of a tender or exchange of the unallocated Shares, but also the impact of any change in the management or control of the Company on the status of the Participants as Employees in the long run, but not over the short run, including but not limited to whether they will receive larger or smaller employee benefits than at present under the Plan.

          (f) A Participant's Beneficiary shall be entitled to exercise all notice, voting, tender, or exchange rights provided for in this Section 16.20 with respect to Shares allocated to the Account of a deceased Participant as if such Beneficiary were the Participant.

     16.21 Exclusive Benefit of Participants and Beneficiaries. In no event shall any part of the funds of the Plan be used for, or diverted to, any purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan except as permitted under Section 403(c) of the Act or other applicable law. Upon the transfer by a Participating Unit of any money to the Trustee, all interest of the Participating Unit therein shall cease and terminate.

     16.22     Additional Powers of the Committee.
Notwithstanding any provision of the Plan to the contrary, the Committee shall have those additional powers, rights and obligations provided under the Trust Agreement.


ARTICLE XVII:  TOP HEAVY PROVISIONS

     17.1 Top Heavy Plan. The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the "Determination Date", which is defined as the last day of the preceding Plan Year or, with respect to the first Plan Year, the last day of such Plan Year. Notwithstanding any other provisions in the Plan, the provisions of this Article XVII shall apply and supersede all other provisions in the Plan with respect to a Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

     17.2 Definitions for Article XVII.  For purposes of this
Article XVII and as otherwise used in this Plan, the following terms shall have the meanings set forth below:

          (a) "Aggregation Group" shall mean the group composed of each qualified retirement plan of the Company or an Affiliate in which a Key Employee is a participant and each other qualified retirement plan of the Company or an Affiliate which enables a plan of the Company or an Affiliate in which a Key Employee is a participant to satisfy Sections 401(a)(4) or 410 of the Code.
The Aggregation Group referred to in the preceding sentence is the "Required Aggregation Group". In addition, the Company may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account. The Aggregation Group referred to in the preceding sentence is the "Permissive Aggregation Group".
For purposes of determining whether the Plan is part of an Aggregation Group, all qualified retirement plans (whether or not terminated) maintained by the Company or an Affiliate in which a Key Employee or an Affiliate in which a Key Employee participates in the Plan Year containing the Determination Date or any of the preceding four Plan Years shall be taken into account to the extent required by Section 416(g) of the Code and the Regulations thereunder.

          (b) "Key Employee" shall mean a "Key Employee" as defined in Section 416(i)(1) and (5) of the Code or Regulations. For purposes of determining which employee is a Key Employee, compensation shall mean "compensation" as defined in Section 1.415-2(d) of the Regulations.

          (c) "Top Heavy Plan" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and Regulations, and the Plan shall accordingly be considered a Top Heavy Plan for any Plan Year for which the Top Heavy Ratio exceeds 60%.

          (d) "Top Heavy Ratio" shall mean the ratio of (i) the account balances (in the case of a defined contribution plan) and present value of accrued benefits (in the case of a defined benefit plan) for Key Employees under all plans in the Aggregation Group to (ii) the account balances and present value of accrued benefits for all employees in all plans in the Aggregation Group, but without regard to the account balances and accrued benefits, as applicable, for Key Employees who performed no services for the Company or an Affiliate during the five-year period ending on the Determination Date, calculated in accordance with Section 416 of the Code and Regulations thereunder.

          (e) "Non-Key Employee" should mean any employee who is not a Key Employee.

     17.3 Compensation.  For any Plan Year that the Plan is a Top
Heavy Plan, only the first $200,000 (adjusted for Plan Years beginning on or after January l, 1988, in accordance with Regulations) of compensation shall be credited to a Participant.

     17.4 Minimum Contribution and Vesting.

          (a) Subject to Section 17.5, for each Plan Year that the Plan is a Top Heavy Plan, the Company contribution (including Forfeitures) allocable to the Account of each Participant who has performed an Hour of Service at the end of the Plan Year and who is not a Key Employee, shall not be less than the lesser of (i) three percent of such Participant's compensation, within the meaning of Section 415 of the Code, or (ii) the percentage at which contributions and Forfeitures for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

          (b)  For each Plan Year that the Plan is a Top Heavy
Plan, each Participant with three or more Years of Service shall be 100 percent vested in his Account.

     17.5 Limitations on Contributions.

          (a) For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 415(e) of the Code.

          (b) If, after substituting 90 percent for 60 percent wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of paragraph (a) shall not be applicable if the minimum Company contribution (including Forfeitures) allocable to the Account of any Participant who is not a Key Employee as specified in Section
17.4 is determined by substituting "4" for "3".

     17.6 Other Plans. The Committee shall, to the extent permitted by the Code and in accordance with the Regulations, apply the provisions of this Article XVII by taking into account the benefits payable and the contributions made under any other plans maintained by the Company or any of its subsidiaries or affiliated or associated entities which are qualified under
Section 401(a) of the Code, to prevent inappropriate omissions or required duplication of minimum benefits or contributions.